UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/10/2008

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

The Registrant reported in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 that, at September 30, 2008, the revolving credit facility (the "Revolver") under the senior secured credit facility provided to the Registrant by a syndicate of banks, financial institutions and other entities led by UBS Securities LLC and Lehman Brothers Inc. had $35 million of borrowing availability. Lehman Commercial Paper Inc. ("Lehman") has a lending commitment of $8.92 million (or 25.49%) of the total $35 million available under the Revolver. The Registrant requested a $1 million loan under the Revolver on November 19, 2008 and received $745,143 of the requested loan on November 19. The $254,857 shortfall in loan proceeds was due to Lehman's failure to fund its pro rata portion of the loan.

By letter dated December 8, 2008, the Registrant notified Lehman that if Lehman wanted to fund its portion of the loan, to do so by December 10, 2008. Lehman has not provided such funds or responded to the Registrant's letter.

We conclude that Lehman is unable or unwilling to fund its portion of loans under the Revolver and that, as a result, the amount actually available under the Revolver is $26.08 million. We expect that cash generated from operating activities and availability under the Revolver will be our principal sources of liquidity. Based on our current level of operations, we believe our cash flow from operations and borrowing availability under the Revolver (excluding the amount of Lehman's commitment) will be adequate to meet our liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us under the Revolver in an amount sufficient to enable us to repay our indebtedness or to fund our other liquidity needs.

Up to $20 million under the Revolver is available for acquisitions and $20 million is available for borrowing by the Registrant's Canadian subsidiary, Southern Graphic Systems-Canada, Co. The Revolver includes borrowing capacity available for letters of credit. Before the borrowing requested on November 19, 2008, the principal of which the Registrant repaid in full on November 24, 2008, the Registrant had not requested a loan under the Revolver since a $3 million borrowing that the Registrant requested and repaid in January 2006. No amounts are currently drawn on the Revolver; it matures on December 30, 2010.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: December 12, 2008	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary